UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2025, Perpetua Resources Idaho, Inc. (“PRII”), a wholly owned subsidiary of Perpetua Resources Corp. (the “Company”), entered into an engineering, procurement, and construction management services agreement (the “Agreement”) with Hatch Ltd. (“Hatch”) for certain design, engineering, procurement, construction management, testing, studies, and related services for the Company’s Stibnite Gold Project (the “Project”). Unless defined herein, capitalized terms have the same meanings as in the Agreement.

The work to be performed by Hatch under the Agreement includes certain design, engineering, procurement, construction management, testing, studies, and related services for defined portions of the Project in accordance with a defined scope of services (the “Scope”). The Scope will be finalized in February 2026 but is expected to include the balance of the process plan, the pressure oxidation facility (“POX”), associated on-site infrastructure, utilities, and facilities, together with overall integration, coordination, and execution support for those in-scope elements of the Project; engineering of the POX facility had been previously awarded to Hatch and will be included in the Scope of the Agreement. Hatch’s responsibilities include, among other things:

•	Engineering services across all applicable disciplines to support detailed design development, permitting support, technical documentation, and construction readiness;
•	Procurement management services, including procurement planning, bid support, vendor coordination, expediting, logistics coordination, and quality surveillance, while PRII retains contractual privity with vendors;
•	Construction management services, including field management, interface coordination, inspection oversight, progress monitoring, and integration of construction contractors engaged by PRII;
•	Project controls and reporting, including cost control, schedule management, progress measurement, forecasting, and reporting; and
•	Commissioning and operational readiness support, including coordination, planning, and transition support through commissioning handover.

The Agreement does not constitute a construction contract, and Hatch will not assume responsibility under the Agreement for construction means, methods, or contractor safety beyond its coordination and oversight obligations under the Agreement as a construction manager. Hatch is obligated to perform its work in accordance with good engineering and construction practices and applicable laws, codes and standards. Site safety and security will remain the responsibility of PRII and its Works Contractors and suppliers.

Certain project components are not included within the Scope and will be managed by PRII or other parties to be selected by PRII. These excluded scopes include, among others, off-site power transmission and distribution; the Burntlog Route roadway; tailings storage facility embankment and liner works; water treatment process design and related services; and the diversion tunnel scope. For these components, PRII retains, or will retain, direct contractual relationships and execution responsibility, with Hatch providing coordination and interface support only to the extent requested by PRII and specified in the Agreement or an applicable change order.

Under the Agreement, Hatch will be compensated on a cost of services-plus basis, with hourly labor rates for personnel, certain direct costs and reimbursable expenses, and a performance-based incentive pool (collectively, the “Contract Price”) for the work under the Agreement. Following completion of the transition and baseline planning activities, PRII and Hatch will prepare a control budget (the “Control Budget”), which will serve as the basis for cost monitoring, forecasting, and reporting in connection with the Services to be performed under the Agreement. Based on Hatch’s commercial proposal and the executed Agreement, the Company anticipates that the Control Budget for the anticipated Scope will range between $200 and $220 million based on current assumptions. The Contract Price and Control Budget do not constitute a guaranteed maximum price, target price, or commitment to complete the Project for any specific amount, and are subject to change as detailed engineering, procurement and construction progress. The Agreement includes standard provisions allowing for equitable adjustments to the Contract Price, including in connection with mutually agreed upon modifications to the Control Budget, work schedule and scope of services, certain tax events, and force majeure events. The Agreement remains in effect until Project completion or earlier termination for convenience or cause.

The Agreement includes customary termination provisions that allow each of the parties to terminate for cause and allows PRII to terminate for convenience. Following termination by PRII for cause, Hatch would be liable to PRII for costs and damages incurred by PRII to finish the terminated Services. Following termination by Hatch for cause, if PRII fails to cure a default within the requisite cure period after Hatch provides notice thereof to PRII, and if no specified lender cures such default after notice thereof, Hatch may wind down operations and seek payment pursuant to the terms of the Agreement. In the event of a termination by PRII for convenience, PRII would be obligated to pay Hatch for work performed up to the date of termination, reasonable demobilization costs, and unavoidable direct costs.

The Agreement also includes customary indemnification, confidentiality, limitation of liability, insurance, reporting, and dispute resolution provisions. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is filed (with certain portions redacted in accordance with Item 601(b)(1)(iv) of Regulation S-K) as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Cautionary Statement

Statements contained in this Current Report on Form 8-K that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, the timing and ultimate determination of the Scope; and the anticipated amount of the Control Budget. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. For further information on these and other risks and uncertainties see the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedarplus.ca. Except as required by law, the Company does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
Exhibit No.	Description
10.1*#	Engineering, Procurement, and Construction Management Services Agreement, made and executed as of December 18, 2025, by and between Perpetua Resources Idaho, Inc. and Hatch Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

#	Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: December 22, 2025	By:	/s/ Mark Murchison
Mark Murchison
Chief Financial Officer